UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: March 27, 2025

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2025, the Board of Directors of SmartFinancial, Inc. (“SmartFinancial” or the “Company”), acting pursuant to the authority granted to it by SmartFinancial’s Bylaws, increased the size of the Board of Directors from ten to eleven directors, effective immediately.  Also, on March 27, 2025, the Board of Directors appointed Kelli D. Shomaker as a director of SmartFinancial, effective immediately. Ms. Shomaker will serve on the Corporate Governance Committee of SmartFinancial, effective as of March 27, 2025.

Ms. Shomaker, age 62, is in her ninth year at Auburn University, where she serves as the Senior Vice President for Business and Administration and Chief Financial Officer. Ms. Shomaker is a seasoned administrator, having spent over twenty-nine years in higher education, including sixteen years at Texas A&M University. Ms. Shomaker oversees financial reporting, budgets, procurement and payments, cash management, debt management, facilities, real estate, human resources, trademark and licensing, and numerous administrative units on campus. Ms. Shomaker received her bachelor’s degree in accounting from Texas A&M University, a master’s degree in Higher Education Administration from Auburn University and is a Certified Public Accountant. Prior to serving in higher education, Ms. Shomaker was the Vice President, Treasurer and Controller for a publicly traded investment company and worked as an auditor for the accounting firm of PricewaterhouseCoopers. Ms. Shomaker serves as a board member of the Retirement System of Alabama, the Alabama Public Education Employees Health Insurance Plan, and the Treasury Institute of Higher Education.

There are no arrangements or understandings between Ms. Shomaker and any person pursuant to which she was selected as director. There are no actual or proposed transactions between Ms. Shomaker or any of her immediate family members and SmartFinancial that would require disclosure under Item 404(a) of Regulation S-K in connection with her appointment as a director of SmartFinancial. The Board has affirmatively determined that Ms. Shomaker qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the categorical standards of independence set by the Board.

In her capacity as a director, Ms. Shomaker will receive compensation that is consistent with the compensation received by the other members of the Board of Directors, as described in the Company’s Definitive Proxy Statement filed with the SEC on April 8, 2025.

The Company issued a press release on March 27, 2025, announcing the appointment of Ms. Shomaker to the Board of Directors effective March 27, 2025. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated March 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: March 27, 2025	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer